UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
July 18, 2017
BLACK KNIGHT FINANCIAL SERVICES, INC.
(Exact name of Registrant as Specified in its Charter)

001-37394
(Commission File Number)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	36-4798491 (IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204
(Addresses of Principal Executive Offices)

(904) 854-5100
(Registrant's Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 18, 2017, the Board of Directors of Black Knight Financial Services, Inc. (the “Company”) appointed Joseph M. Nackashi to serve as President of the Company. Thomas J. Sanzone will continue to serve as Chief Executive Officer.
Mr. Nackashi has served as President of our Servicing Technologies division since January 2014, and served as our Chief Information Officer from January 2014 until June 2015. Mr. Nackashi previously served as Executive Vice President and Chief Information Officer of Lender Processing Services, Inc. (“LPS”) from July 2008 until LPS was acquired by Fidelity National Financial, Inc. in January 2014. Prior to that, he served as Senior Vice President and Chief Technology Officer of Fidelity National Information Services, Inc. (“FIS”), from which LPS was spun off, since 2006, and as Senior Vice President and Chief Technology Officer of various predecessor entities of FIS since 2000.
Mr. Nackashi is not a party to any related party transactions with the Company. In connection with his appointment as President, we entered into a new employment agreement with Mr. Nackashi, which provides for a three-year term ending on July 17, 2020, with a provision for automatic annual extensions beginning on July 17, 2019 and continuing thereafter unless either party provides timely notice that the term should not be extended. Mr. Nackashi’s employment agreement provides that he will receive a minimum annual base salary of $600,000, and is eligible for an annual incentive bonus opportunity under the Annual Incentive Plan, with amounts payable depending on performance relative to targeted results. Mr. Nackashi’s target bonus is set at 100% of his base salary, with a maximum of up to 200% of his base salary. Mr. Nackashi is entitled to the benefits we provide to our other employees generally.
        Mr. Nackashi’s employment agreement also provides that, if any payments or benefits to be paid to Mr. Nackashi pursuant to the terms of the employment agreement would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, then Mr. Nackashi may elect for such payments to be reduced to one dollar less than the amount that would constitute a “parachute payment” under Section 280G of the Internal Revenue Code; and that if Mr. Nackashi does not elect to have such payments so reduced, Mr. Nackashi is responsible for payment of any excise tax resulting from such payments and shall not be entitled to a gross-up payment under his employment agreement. The agreement contains other terms and conditions substantially similar to those contained in the employment agreements of our other executives.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Knight Financial Services, Inc.
Date:	July 19, 2017	By:	/s/ Michael L. Gravelle
			Name:	Michael L. Gravelle
			Title:	Executive Vice President, General Counsel and Corporate Secretary